Exhibit 10.4
AMENDMENT LETTER RELATING TO CERTAIN FINANCIAL COVENANTS
Date: 25 March 2026
1We refer to the consent request letter sent by Royal Caribbean Cruises Ltd. (the New Borrower) and received by J.P. Morgan SE (in its capacity as Facility Agent (as defined below)) on 13 June 2025 (the Consent Request Letter) in relation to, amongst other things, amendments to certain reporting requirements set out in the form of the Novated Credit Agreement (as defined below).
2Unless otherwise defined in this letter, words and expressions defined or given meaning to in the Facility Agreement (including by reference to another document) shall have the same meanings when used in this letter and in addition:
Effective Date has the meaning given to it in paragraph 5.
Existing Borrowers shall have the meaning given to that expression in Schedule 1 of this letter.
Facility Agent means JP. Morgan SE in its capacity as facility agent under the Facility Agreement.
Facility Agreement shall have the meaning given to that expression in Schedule 1 of this letter.
Novation Agreement shall have the meaning given to that expression in Schedule 1 of this letter.
Novated Credit Agreement shall have the meaning given to that expression in the Novation Agreement.
Receivable Purchase Agreement has the meaning given to that expression in the Facility Agreement.
3In exchange for good and valuable consideration, the nature and sufficiency of which is hereby acknowledged, each party hereby agrees and confirms that its obligations set out in this letter are legally binding.
4With effect from the Effective Date, the Facility Agent (on behalf of the other Finance Parties under the Facility Agreement) hereby approves the requests referred to in paragraph 3 of the Consent Request Letter strictly on the basis set out in this letter (and notwithstanding the terms of the Consent Request Letter), and accordingly the parties, again with effect from the Effective Date, agree to the relevant amendments to the form of the Novated Credit Agreement set out in Schedule 2 of this letter.
5The amendments to the form of Novated Credit Agreement set out in Schedule 2 of this letter shall become effective in accordance with the terms of this letter on the date (the Effective Date) upon which each of the following conditions has been satisfied to the satisfaction of the Facility Agent (acting reasonably):
(i)the Facility Agent shall have received from the New Borrower:
(A)a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to this letter and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of this letter, and upon which certificate the Lenders under the Facility Agreement may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the New Borrower cancelling or amending such prior certificate; and
(B)a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the New Borrower;

(ii)the Facility Agent shall have received evidence of the authority of the Existing Borrower to enter into this letter;
(iii)the Facility Agent shall have received evidence that all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent) required to be paid by the New Borrower pursuant to paragraph 6 below, and all other documented costs and expenses that the New Borrower has otherwise agreed in writing to pay to the Facility Agent), have been paid or will be paid promptly upon being demanded;
(iv)the Facility Agent shall have received evidence satisfactory to it (acting on the instructions of the Lenders) that BpiFAE has approved the arrangements referred to in this letter; and
(v)the Facility Agent shall have received evidence that, as required pursuant to clause 9.6(c) of the Receivable Purchase Agreement, the Seller (as defined in the Receivable Purchase Agreement) has consented to the amendments to the Novation Agreement (being the relevant amendments to the form of Novated Credit Agreement set out in Schedule 2) to be made pursuant to this letter.
6The New Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Facility Agent in connection with the preparation, review, execution, delivery and administration, modification and amendment of this letter and the documents to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of Norton Rose Fulbright LLP as the legal adviser to the Lenders and the Facility Agent (including the reasonable and documented fees and expenses of counsel for the Facility Agent as agreed with the Facility Agent in accordance with the terms of Section 11.3 (Payment of Costs and Expenses) of the Novated Credit Agreement (and as if the Novation Effective Date (as defined in the Novation Agreement) had occurred)).
7The parties confirm that the provisions of the Novation Agreement shall continue in full force and effect as supplemented and amended by this letter.
8The New Borrower represents and warrants that it has entered into, or on the date of this letter will enter into, amendment letters in respect of the facility agreements relating to each other ECA Financing (as defined in the form of Novated Credit Agreement) on substantially the same terms as this letter (save for logical and factual amendments).
9Each of the parties to this letter designates this letter as a Loan Document for the purposes of the Novated Credit Agreement (as amended by this letter) and a Finance Document for the purposes of the Facility Agreement.
10No term of this letter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by anyone who is not a party to this letter other than BpiFAE.
11This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter. The parties acknowledge and agree that they may execute this letter and any variation or amendment to the same, by electronic instrument. The parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this letter shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this letter and evidencing the parties’ intention to be bound by the terms and conditions contained herein.
12This letter and any non-contractual obligations arising out of or in connection with it are governed by English law. The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this letter and that any proceedings may be brought in those courts.
The parties have executed this letter agreement the day and year first before written.

Schedule 1
The Novation Agreement
Novation agreement dated 28 March 2025 (as amended and restated from time to time, the Novation Agreement) entered into between, amongst others, SPV OASIS7-B35 LIMITED as existing borrower (the Existing Borrower), Royal Caribbean Cruises Ltd. as new borrower, JP Morgan SE as the Facility Agent (the Facility Agent) and the banks and financial institutions listed therein as Lenders in relation to a facility agreement also dated 28 March 2025 (the Facility Agreement) between the parties to the Novation Agreement (other than Royal Caribbean Cruises Ltd.) in respect of a term loan facility to finance the passenger cruise vessel with Hull B35 at Chantiers de l’Atlantique.

Schedule 2
Amendments to the Novated Credit Agreement
The Novated Credit Agreement shall be amended as follows:
(i)The definition of “Stockholders' Equity” in Section 1.1 shall be deleted in its entirety and replaced with the following:
"Stockholders' Equity" means, as at any date, the Borrower’s stockholders’ equity on such date excluding the Borrower’s accumulated other comprehensive income (loss) on such date (in each case determined in accordance with GAAP) plus the Add-Back; provided that:
(a)any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after December 31, 2025 in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity; and
(b)any non-cash write-off to goodwill with respect to any Fiscal Year commencing after December 31, 2025 shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-offs shall (without duplication of any item added back pursuant to clause (a)) be added back to Stockholders’ Equity, and provided further that the aggregate amount of the Add-Back shall automatically be:
(i)reduced successively by 5 per cent of such aggregate amount in the last Fiscal Quarter of each of the Fiscal Years commencing January 1, 2025, January 1, 2026 and January 1, 2027;
(ii)further reduced by 10 percent of such aggregate amount in the last Fiscal Quarter of the Fiscal Year commencing January 1, 2028; and
(iii)further reduced successively by 25 per cent of such aggregate amount in the last Fiscal Quarter of each of the Fiscal Years commencing January 1, 2029, January 1 2030 and January 1, 2031,
so as to reduce to zero the Add-Back by, and in the assessment of, the Fiscal Year ended December 31, 2031.
(ii)The following additional definition shall be included in Section 1.1:
“Add-Back” means an amount of $13,000,000,000.
(iii)The following definitions shall be deleted from Section 1.1 in their entirety:
“2.875% Converted Debt”;
“2.875% Convertible Notes Indenture”;
“2.875% Maturity Date”;
“4.25% Converted Debt”;
“4.25% Convertible Notes Indenture”; and
“4.25% Maturity Date”.

Signature Page
Oasis 7

New Borrower

Royal Caribbean Cruises Ltd.	)	/s/ Antje M. Gibson
Name: Antje Gibson	)
Title: VP & Treasurer	)

Existing Borrower

SPV OASIS7-B35 LIMITED	)	/s/ Emma Smith
Name: Emma Smith	)
Title: Director	)

Facility Agent

JP Morgan SE

in its capacity as Facility Agent under and in respect of the Facility Agreement

	)	/s/ Haaris Amjad
Name: Haaris Amjad	)
Title: Vice President	)